Exhibit 5.1

Clark Hill LLP 555 Flower Street, 24th Floor Los Angeles, CA 90071 T (213) 891-9100 F (213) 488-1178

June 21, 2024

Via e-mail: t.isaac@isaac.com

JanOne Inc.

325 E. Warm Springs Road, Suite 102

Las Vegas, Nevada 89119

Attn: Tony Isaac, President and CEO

Re:	JanOne Inc.

Dear Mr. Isaac:

We have acted as counsel to JanOne Inc., a Nevada corporation (the “Company”), in connection with the filing of a Prospectus Supplement (the “June 2024 Prospectus Supplement”) to its Registration Statement on Form S-3 filed on April 17, 2024 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement was declared effective by the Securities and Exchange Commission (the “SEC”) on April 25, 2024.

The Company provided us with a prospectus (the “Base Prospectus”) that forms part of the Registration Statement. The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements. The June 2024 Prospectus Supplement is one of such potential prospectus supplements. The Registration Statement, including the Base Prospectus, as supplemented by the June 2024 Prospectus Supplement, provides for the potential sale and issuance by the Company of shares of its common stock, $0.001 par value per share (the “Common Stock”), up to an aggregate of $5,000,000 of such shares in an “at the market” transaction (the “ATM Transaction”). The Common Stock, among other securities of the Company, is described in the Registration Statement.

You have requested our opinion as to the matters set forth below in connection with the ATM Transaction contemplated by and described in the June 2024 Prospectus Supplement. In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently sought to verify such matters.

In rendering this opinion, we have assumed without independent verification: (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to originals of all documents submitted to us as copies; (iv) the accuracy, completeness, and authenticity of certificates of public officials; (v) that each natural person signing any document reviewed by us had the legal capacity to do so; and (vi) the due authorization, execution, and delivery of all documents where authorization, execution, and delivery are prerequisites to the effectiveness of such documents.

JanOne S-3 ATM 8-K exhibit 5.1 June 2024.1

JanOne Inc.
Attn: Tony Isaac, President and CEO
June 21, 2024
Page 2

To the extent relevant to any opinion below, we have also assumed that, at the time of the sale or delivery of shares of Common Stock in connection with the ATM Transaction pursuant to the June 2024 Prospectus Supplement: (i) the Registration Statement remains effective under the Securities Act and the rules and regulations promulgated thereunder, such effectiveness will not have been terminated or rescinded, and the SEC will not have issued any “stop orders” in connection therewith, and complied with all applicable laws; (ii) the June 2024 Prospectus Supplement will have been prepared and filed in compliance with the Securities Act and the rules and regulations promulgated thereunder, and will comply with all applicable laws; (iii) the At The Market Agreement (the “ATM Agreement”), as described in the June 2024 Base Prospectus, and in the form filed as an exhibit to the Company’s Current Report on Form 8-K (the “ATM Current Report”) under the Securities Exchange Act of 1934 (the “Exchange Act”), will have been duly authorized, executed, and delivered by the Company and the other party thereto, and will constitute a valid, binding, and enforceable obligation of the Company and the other party thereto, enforceable against such other party in accordance with its terms, and any shares of Common Stock offered and sold pursuant thereto will have been offered and sold in accordance with the terms thereof; (iv) the shares of Common Stock being offered and sold in the ATM Transaction and in connection with the ATM Agreement will conform in all material respects to the descriptions thereof in the Registration Statement and the June 2024 Prospectus Supplement, respectively; (v) the Common Stock being offered and sold in the ATM Transaction will have been issued and sold in compliance with applicable federal and state securities laws and for the consideration set forth in, and otherwise as contemplated by and in conformity with, the ATM Agreement and the June 2024 Prospectus Supplement; (vi) any applicable listing or other requirements of any stock exchange on which the Common Stock being offered in connection with the ATM Agreement may be listed will have been complied with; (vii) with respect to the shares of Common Stock being offered, there will be sufficient shares of Common Stock authorized and available for issuance, and the consideration for the issuance and sale of the Common Stock is in an amount that is not less than the par value of the Common Stock; and (viii) the Company shall be a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and shall have the necessary power and authority to issue and sell such Securities.

Our opinion herein is expressed solely with respect to the federal laws of the United States and the Nevada General Corporation Law (including the statutory provisions and all applicable provisions of the Nevada Constitution and the reported judicial cases interpreting those laws currently in effect). Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to securities, or to the sale or issuance thereof. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others.

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications, and limitations contained herein, if the board of directors of the Company has taken all necessary corporate action to authorize the offer and sale of shares of Common Stock in the ATM Transaction in connection with the ATM Agreement, and when such shares of Common Stock have been issued and paid for as described in the Registration Statement, the Base Prospectus, and the June 2024 Prospectus Supplement, we are of the opinion that such shares of Common Stock will be validly issued, fully paid, and non-assessable, enforceable against the Company in accordance with their terms.

JanOne S-3 ATM 8-K exhibit 5.1 June 2024.1

JanOne Inc.
Attn: Tony Isaac, President and CEO
June 21, 2024
Page 3

This opinion is for your benefit in connection with the offer and sale of shares of Common Stock in the ATM Transaction in connection with the ATM Agreement and the June 2024 Prospectus Supplement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We hereby consent to the filing of this opinion as an exhibit to the ATM Current Report and to the reference to our firm under the caption “Legal Matters” in the June 2024 Prospectus Supplement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, the Base Prospectus, of the June 2024 Prospectus Supplement, within the meaning of the term “expert,” as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC promulgated thereunder. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Common Stock, or the June 2024 Prospectus Supplement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law. We bring to your attention that our legal opinions are an expression of professional judgment and are not a guarantee of result.

Very truly yours,

/s/ Clark Hill PLC

JanOne S-3 ATM 8-K exhibit 5.1 June 2024.1